Exhibit 99.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Release”) is made and entered into as of this 13th day of April, 2007, by and between VICORP Restaurants, Inc., a Colorado corporation (the “Company”), and Debra Koenig (“Koenig”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Termination of Employment.  Effective the close of business on April 4, 2007, Koenig and the Company agree that Koenig’s employment with the Company will terminate and that, effective March 5, 2007, she resigned from any and all positions she held as an officer and/or director of the Company and its parent and subsidiaries.  Koenig and the Company further acknowledge and agree that, to the extent notice is required by Section 11(d) of the employment agreement executed by and between Koenig and the Company dated June 13, 2003, and as amended March 15, 2004 (the “Employment Agreement”), that notice has been so provided.  From March 5, 2007, through April 4, 2007, Koenig will be available to perform such tasks upon which she and the Company may mutually agree.  Absent such agreement, Koenig agrees that she will have no right, individually, to bind, or act on behalf of, the Company.  Koenig further agrees that she will not hereafter seek reinstatement, recall or re-employment with the Company.  Koenig acknowledges that she will return all Company property in her possession.  Company property includes, but is not limited to, access cards, computers, keys, cellular telephones, databases, customer lists, credit cards, manuals and discs.

2.             Settlement Payment.

(a)           Payments.  As a settlement payment, the Company shall pay Koenig one (1) times her Base Salary, as defined in the Employment Agreement and as in effect on March 5, 2007, payable over twelve (12) months in accordance with the Company’s payroll policy from time to time in effect, beginning on the first business day of the calendar month after the Release becomes effective as set forth in Paragraph 10(c).  The Company and Koenig acknowledge and agree that all payments made under this Paragraph 2(a) are “wages” for purposes of FICA, FUTA and income tax withholding and such taxes shall be withheld from the payments made pursuant to this Paragraph 2(a).  Five Thousand Dollars ($5,000.00) of the settlement payment hereunder shall be in consideration of the release of any claim under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and as described in Paragraph 3 hereof, and Koenig agrees that such consideration is in addition to anything of value to which she is already entitled.  The remainder of the settlement payment shall be in consideration of both the release of all other claims described below in Paragraph 3 and the Protective Agreement described in Paragraph 7.

(b)           Continuing Rights.  Koenig agrees that (i) she has been paid all other compensation due to her, including but not limited to all salary, hourly pay, overtime pay, vacation pay, bonuses, deferred compensation, incentives and all other compensation of any nature whatsoever; and (ii) no other sums (contingent or otherwise) shall be paid to Koenig in respect of her employment by the Company, and any such sums (whether or not owed) are hereby expressly waived by Koenig.  The foregoing notwithstanding, Koenig may elect to continue her health insurance coverage for herself and her dependents under the Company’s group health insurance plan, as mandated by COBRA, which may continue to the extent required by applicable law and the Company shall pay for such coverage, at the same rate the Company pays for health insurance coverage for its active employees under its group health plan (with Koenig required to pay for any employee-paid portion of such coverage), through the earlier of (i) April 30, 2008 or (ii) the date Koenig becomes eligible for coverage under another group health plan that does not impose pre-existing condition limitations on Koenig’s or her dependents’ coverage; provided, however, that nothing herein shall be construed to extend the period of time over which such COBRA continuation coverage may be provided to Koenig and/or her dependents beyond that mandated by law and, provided further, that Koenig shall be required to pay the entire cost of such COBRA continuation coverage for any time following the date on which the Company’s contribution obligation hereunder ceases.

(c)           Stock Repurchase Rights.  Koenig, the Company and VI (as defined herein) acknowledge and agree that pursuant to the terms of the Management Agreements dated June 13, 2003 and March 3, 2004, respectively, between VI Acquisition Corp., a Delaware corporation (“VI”), and Koenig (collectively, the “Management Agreements”), Koenig has acquired the following equity in VI: (i) 89,825 shares of VI’s Common Stock reflecting the incentive common stock purchased by Koenig and 19,080 shares of VI’s Common Stock reflecting the co-invest common stock purchased by Koenig, all as evidenced by Certificates C-8, C-16 and C-42; and (ii) 1094.670 shares of VI’s Preferred Stock, as evidenced by Certificate P-8 (collectively, the Common Stock together with the Preferred Stock are referred to herein as the “Shares”).  Koenig further acknowledges and agrees that (i) the Shares described in this Paragraph 2(c) are the only equity interests of VI owned by her or which she has a right to acquire and (ii) pursuant to the terms of the Management Agreements, VI has certain repurchase rights with respect to the Shares which rights shall continue in effect in accordance with the terms of the Management Agreements.

(d)           Continuing Entitlement.  Koenig acknowledges that her continuing entitlement to payments under this Paragraph 2 shall be conditioned upon her continuing compliance with Paragraphs 4, 6, 7 and 10(a) of the Release and any material violation of Paragraphs 4, 6, 7 or 10(a) by Koenig shall terminate the Company’s obligation to continue to make payments under this Paragraph 2.

3.             General Release.  As a material inducement to the Company to enter into this Release and in consideration of the payments to be made by the Company to Koenig in Paragraph 2 above, Koenig, on behalf of herself, her representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this Release and having the right and opportunity to consult with her counsel, releases and discharges the Company, VI and its and their shareholders, officers, directors, supervisors, members, managers, partners, employees, agents, representatives, attorneys, insurers, parent companies, divisions, subsidiaries and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that she ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, and subject to Paragraph 4 below, the Release is not intended to and does not limit Koenig’s right to file a charge or participate in an investigative proceeding of the EEOC or another governmental agency.  Without limiting the generality of the foregoing, it being the intention of the parties to make this Release as broad and as general as the law permits, this Release specifically includes, but is not limited to, any and all subject matter and claims arising from any alleged violation by the Released Parties under the Employment Agreement; the Age Discrimination in Employment Act of 1967, as amended; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Colorado anti-discrimination law, the Illinois Human Rights Act, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, tort claim, employment or other contract or implied contract claim, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving her employment with the Company, the termination of her  employment with the Company, or involving any other matter, including but not limited to the continuing effects of her employment with the Company or termination of employment with the Company.  Koenig further acknowledges that she is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge.  Koenig hereby expressly waives, surrenders and agrees to forego any protection to which she would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the States of Colorado and Illinois.

4.             Covenant Not to Sue.  Koenig, for herself, her heirs, executors, administrators, successors and assigns agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims described in Paragraph 3 hereof, and further agrees that this Release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.  If Koenig files a charge or participates in an investigative proceeding of the EEOC or another government agency, Koenig will not seek and will not accept any personal equitable or monetary relief in connection with such charge or investigative proceeding.

5.             Indemnification.  Koenig will fully indemnify the Released Parties and its and their shareholders, members, managers, officers, directors, employees and independent contractors against and will hold the Released Parties and its and their shareholders, members, managers, officers, directors, employees and independent contractors harmless from any and all claims, costs, damages, demands, expenses (including without limitation attorneys’ fees), judgments, losses or other liabilities of any kind or nature whatsoever arising from or directly or indirectly related to any material breach or failure by Koenig to comply with any or all of the provisions of this Release.

6.             No Disparaging, Untrue Or Misleading Statements; Reference.  Koenig represents that she has not made, and agrees that she will not make, to any third party, any disparaging, untrue, or misleading written or oral statements about or relating to the Released Parties or its or their products or services (or about or relating to any officer, director, agent, employee, or other person acting on the Released Parties’ behalf).

7.             Protective Agreement.  Koenig acknowledges and agrees that she shall continue to be bound by the terms and conditions of the confidentiality, non-competition and non-solicitation provisions set forth in Paragraphs 9 and 10 of the Employment Agreement, and Exhibit A thereof, the terms of which are incorporated herein by reference.  Koenig further acknowledges and agrees that she is estopped from and will not dispute in any proceeding the enforceability of this Paragraph 7.

8.             Severability.  If any provision of this Release shall be found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Release, as the case may require, and this Release shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Release modify the Release so that, once modified, the Release will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

9.             Waiver.  A waiver by either party of a breach of any provision of this Release by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach by such other party.  No waiver shall be valid unless in writing and signed by the party to be bound.

10.           Miscellaneous Provisions.

(a)           Non-Disclosure.  Koenig agrees that she will keep the terms and amounts set forth in this Release completely confidential and will not disclose any information concerning this Release’s terms and amounts to any person other than her attorney, accountant, tax advisor, or immediate family, except as required pursuant to legal process.

(b)           Representation.  Koenig represents and certifies that she has carefully read and fully understands all of the provisions and effects of this Release, has knowingly and voluntarily entered into this Release freely and without coercion, and acknowledges that on or about March 26, 2007, the Company advised her to consult with an attorney prior to executing this Release and further advised her that she had twenty-one (21) days (until on or about April 16, 2007) within which to review and consider this Release and that, if Koenig signs this Release in less time, she has done so voluntarily in order to obtain sooner the benefits under this Release.  Koenig is voluntarily entering into this Release and neither the Company nor its employees, officers, directors, agents, representatives, or attorneys made any representations concerning the terms or effects of this Release other than those contained in the Release itself.

(c)           Revocation.  Koenig acknowledges that she has seven (7) days from the date this Release is executed in which to revoke her acceptance of the ADEA portion of this Release, and such portion of this Release will not be effective or enforceable until such seven (7) day period has expired.  If Koenig revokes her acceptance of the ADEA portion of the Release, the remainder of the Release shall remain in full force and effect as to all of its terms except for the release of claims under the ADEA, and the Company will have three (3) business days to rescind the entire Release by so notifying Koenig.

11.           Complete Agreement.  This Release sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings, whether oral or written, between the parties pertaining to actual or potential claims arising from Koenig’s employment with the Company or the termination of Koenig’s employment with the Company; provided, however, that all obligations and rights of Koenig arising under Paragraphs 9 and 10 of the Employment Agreement, and Exhibit A thereof, which are incorporated by reference herein, shall not be released, shall be unaffected hereby, and shall remain in full force and effect.

12.           Reimbursement.  If Koenig or her heirs, executors, administrators, successors or assigns (a) is in breach of or breaches Paragraphs 6, 7 or 10(a) of this Release, or (b) attempts to challenge the enforceability of this Release, or (c) files a charge of discrimination, a lawsuit of any kind or nature against one or more of the Released Parties, or a claim of any kind or nature against one or more of the Released Parties, Koenig or her heirs, executors, administrators, successors or assigns shall be obligated to tender back to the Company, as a contractual remedy hereunder, all payments made to him, her or them under this Release (except for $5,000.00, which represents the consideration received by Koenig in exchange for the release and waiver of rights or claims under the Age Discrimination in Employment Act of 1967, as amended), and to indemnify and hold harmless the Company, its employees, officers, directors and other agents from and against all liability, costs and expenses, including attorneys’ fees, arising out of said breach, challenge or action by Koenig, her  heirs, executors, administrators, successors or assigns.  The Company and Koenig acknowledge that the remedy set forth hereunder is not to be considered a form of liquidated damages and the tender back shall not be the exclusive remedy hereunder.

13.           Future Cooperation.  In connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Company or VI, Koenig agrees to make herself reasonably available, upon reasonable notice from the Company and without the necessity of subpoena, to provide information or documents, provide declarations or statements to the Company or VI, meet with attorneys or other representatives of the Company or VI, prepare for and give depositions or testimony, and/or otherwise reasonably cooperate in the investigation, defense or prosecution of any or all such matters.

14.           Amendment.  This Release may not be altered, amended, or modified except in writing signed by both Koenig and the Company.

15.           Joint Participation.  The parties hereto participated jointly in the negotiation and preparation of this Release, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Release.  Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party.  This Release shall be construed as if the parties jointly prepared this Release, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

16.           Applicable Law.  This Release shall be governed by, and construed in accordance with, the laws of the State of Illinois, including the internal conflicts of law.  Koenig agrees and consents to submit to personal jurisdiction in the State of Illinois in any state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois.  Koenig further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of this Release shall be in a state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois.  In addition, Koenig waives any right to challenge in another court any judgment entered by such Cook County court or to assert that any action instituted by the Company in any such court is in the improper venue or should be transferred to a more convenient forum.  In addition, Koenig and the Company waive any rights she or it may otherwise have to a trial by jury in any action to enforce the terms of this Release.

17.           Execution of Release.  This Release may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Release.  The Release, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the originally signed version delivered in person.  At the request of any party hereto, each other party shall re-execute original forms hereof and deliver them to all other parties.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

IN WITNESS WHEREOF, Koenig, the Company and VI have voluntarily signed this Settlement Agreement and General Release consisting of six (6) pages on the date set forth above.

VICORP Restaurants, Inc.

By:	/s/ Walter Van Benthuysen
Its:	Chairman	/s/ Debra Koenig
Debra Koenig

VI Acquisition Corp.
(for purposes of Paragraphs 2(c))

By:	/s/ Walter Van Benthuysen
Its:	Chairman